UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2012

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of CryoLife, Inc. (the “Company”) approved an amendment of the awards of performance shares to its named executive officers that were approved on March 7, 2012.  The new form of performance share agreement that incorporates the changes described below (the “Revised Agreement”) is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The material changes to the performance share grants are as follows:

•
Under the original agreement, 100% of the shares of the Company’s common stock earned would be distributed approximately one year from the grant date, with 50% of such shares vesting immediately and the remainder subject to time-based vesting, with half vesting two years from the original grant date and half vesting three years from the original grant date.  The recipient would have been able to vote 100% of the shares of common stock upon receipt.  Under the Revised Agreement, shares of the Company’s common stock will only be issued in conjunction with the vesting of the performance shares.  As such, the recipient will now receive 50% of the shares of common stock earned pursuant to the Revised Agreement upon the first anniversary of the grant date, 25% of the shares of common stock upon the second anniversary of the grant date, and the remaining 25% of the shares of common stock upon the third anniversary of the grant date, assuming continued employment on the relevant vesting date.  The recipient will not be able to vote the shares of common stock until receipt of the shares.

•
Under the original agreement, half of the performance shares granted were to vest as of the filing date of the Company’s Form 10-K for the fiscal year ended December 31, 2012.  Under the Revised Agreement, the vesting date for such shares has been moved to the first year anniversary of the grant date.

Additionally, the Revised Agreement includes certain stylistic changes in order to clarify that the performance shares represent a right to potentially receive shares of the Company’s common stock in the future, rather than an actual current grant of restricted stock.  The other material terms of the original agreement remain unchanged.  A description of these terms, incorporated herein by reference, is contained in the Company’s Current Report on Form 8-K filed on March 13, 2012.

Section 9    Financial Statements and Exhibits.
Item 9.01(d)   Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Revised Form of Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March 22, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer